Exhibit 16.1



MADSEN & ASSOCIATES, CPA's INC.                           684 East Vine Street
------------------------------                            Murray, Utah 84107
Certified Public Accountants and Business Consultants     Telephone 801-268-2632
                                                          Fax 801-262-3978

June 24, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4 of Amendment No. 1 to Form 8-K dated June 24, 2004, of Anscott Industries, Inc. and are in agreement with the statements contained therein. Our audit report expressed a going concern. We have no basis to agree or disagree with other statements of the registrant contained in the Amendment No. 1 to Form 8-K.

Very truly yours,

/s/ Madsen & Associates, CPA's Inc.